FIRST AMENDMENT OF
2018 EQUITY INCENTIVE PLAN
OF TECH DATA CORPORATION

WHEREAS, Tech Data Corporation, a U.S. corporation incorporated under the laws of Florida (the "Company") maintains and operates the 2018 Equity Incentive Plan of Tech Data Corporation (the "Plan"); and

WHEREAS, the Company desires to amend the Plan;

NOW, THEREFORE, by virtue and in exercise of the power reserved by the Company's Board of Directors (the "Board") by Section 15 of the Plan, the Plan is hereby amended effective September 5, 2019, in the following particulars:

1. Section 9(b) of the Plan is hereby amended by deleting "five million dollars ($5,000,000)" and inserting in lieu thereof "seven hundred and fifty thousand dollars ($750,000)".
2. Section 11 of the Plan is hereby amended to include the following provision:
   "The maximum value any individual Outside Director may receive as Other Stock-Based Awards in any fiscal year shall not exceed seven hundred and fifty thousand dollars ($750,000), determined using the Fair Market Value of such Other Stock-Based Awards as of the date of grant."

IN WITNESS WHEREOF, the Board has caused this amendment to be executed on its behalf by its duly authorized officer this 5th day of September, 2019.

TECH DATA CORPORATION

By: Beth Simonetti

Its: Executive Vice President, Chief Human Resources Officer